Exhibit 10.6

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

OF

AMERICAN FINANCE TRUST, INC.

SECTION 1.        PURPOSES OF THE PLAN AND DEFINITIONS

1.1         Purposes. The purposes of the 2018 Omnibus Incentive Compensation Plan (this “Plan”) of American Finance Trust, Inc. (the “Company”) are to:

(1)         provide incentives to individuals chosen to receive Share-based awards because of their ability to improve operations and increase profits;

(2)         encourage selected persons to accept positions with or continue to provide services to the Company, the Advisor and Affiliates of the Company; and

(3)         increase the interest of Directors in the Company’s welfare through their participation in the growth in value of the Company’s Shares.

To accomplish these purposes, this Plan provides a means whereby employees of the Advisor and Affiliates of the Company, officers of the Company, the Advisor and Affiliates of the Company, Directors and other enumerated persons may receive Awards.

1.2         Definitions. For purposes of this Plan, the following terms have the following meanings:

“Advisor” means the Person or Persons, if any, appointed, employed or contracted with by the Company to be responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all such functions. The Advisor as of the Effective Date is American Finance Trust Advisors, LLC.

“Advisor Plan” means the 2018 Advisor Omnibus Incentive Compensation Plan (this “Plan”) of American Finance Trust, Inc.

“Affiliate” means any Person (other than an Advisor), whose employees, directors or officers are eligible to receive Awards under this Plan. The determination of whether a Person is an Affiliate shall be made by the Board acting in its sole and absolute discretion.

“Applicable Laws” means the requirements relating to the administration of Awards under state corporation laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.

“Articles of Incorporation” means the articles of incorporation of the Company, as the same may be amended from time to time.

“Award” means any award of Restricted Shares, RSUs, Options, Stock Appreciation Rights, Stock Awards, LTIP Units or Other Equity Awards under this Plan.

“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Board or the Committee setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Change of Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the stockholders of the Company approve a merger or consolidation of the Company with any other entity or approve the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or (c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

Notwithstanding the foregoing, a transaction or other event described above or in an Award Agreement may constitute a “Change of Control” for purposes of any Award which is subject to Section 409A of the Code for purposes of earning and vesting, but no payment shall be made thereunder until the earliest of (i) the Change of Control, if such transaction constitutes a “change in the ownership of the corporation,” a “change in the effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(2)(A)(v), (ii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement, and (iii) the Participant’s “separation from service” within the meaning of Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Committee” means the Board or a duly appointed committee of the Board to which the Board has delegated its powers and functions hereunder. Any authority granted to the Committee may also be exercised by the Board.

“Company” means means American Finance Trust, Inc.

“Director” means a person elected or appointed and serving as a member of the Board in accordance with the Articles of Incorporation and the Maryland General Corporation Law.

“Effective Date” has the meaning given it in Section 22.

“Eligible Person” has the meaning set forth in Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means with respect to Shares:

(i)          If the Shares are listed on any established stock exchange or a national market system, their Fair Market Value shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or, if the Shares are listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal.

(ii)         If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no secondary trading market for the Shares, their Fair Market Value shall be determined in good faith by the Board.

“Grant Date” has the meaning set forth in Section 5.1(a).

“Incentive Stock Option” means an Option intended to meet the requirements of an “incentive stock option” as defined in Section 422 of the Code (or any statutory provision that may hereafter replace such section).

“LTIP Unit” means an LTIP unit as defined in the Partnership Agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights set forth in the Partnership Agreement, subject to the terms and conditions of the applicable Award Agreement and the Partnership Agreement.

“Nonqualified Stock Option” means an Option which is not intended to, or which fails to, meet the requirements of an Incentive Stock Option.

“Option” means an option to purchase Shares granted under Section 8.

“Other Equity Awards” means an Award granted under Section 12.

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“Participant” means an Eligible Person who is granted an Award.

“Partnership” shall mean American Finance Operating Partnership, L.P., a Delaware limited partnership.

“Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of American Finance Operating Partnership, L.P, dated as of July 19, 2018, as amended and restated from time to time.

“Partnership Unit” shall have the meaning set forth in the Partnership Agreement.

“Person” means an individual, a corporation, partnership, trust, association, or any other entity.

“Plan” means this 2018 Omnibus Incentive Compensation Plan of American Finance Trust, Inc.

“Restricted Shares” means an Award of restricted shares granted under Section 6.

“Restricted Stock Unit” or “RSU” means a contractual right granted to an Eligible Person under Section 7 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means shares of stock of the Company, $0.01 par value per share, including shares of Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock and any other class of Common Stock subsequently designated and classified from time to time.

“Stock Appreciation Right” means the right to receive any excess in the Fair Market Value of a fixed number of Shares over a specified exercise price, granted under Section 9.

“Stock Right” means an Award in the form of an Option or a Stock Appreciation Right.

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“Stock Award” means an Award of Shares that is not subject to restrictions or other forfeiture conditions.

“Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

“Termination” means that a Participant has ceased, for any reason and with or without cause, to be an employee or Director of, or a consultant to, the Company, the Advisor or any Affiliate of the Company. However, the term “Termination” shall not include (a) a transfer of a Participant from the Company to the Advisor or any Affiliate of the Company or the Advisor or vice versa, or a transfer from any such Affiliate to another, (b) an employee ceasing to be an employee to the Company, the Advisor or any Affiliate of the Company, but instead serving as a consultant to the Company, the Advisor or any Affiliate of the Company or vice versa, or any such service conversion from any such Affiliate to another or (c) a leave of absence duly authorized by the Company unless the Board has provided otherwise.

SECTION 2.          ELIGIBLE PERSONS

“Eligible Person” means each natural person who, at or as of the Grant Date, is

(a)          a full-time employee of the Advisor, the Company or any Affiliate of the Company;

(b)          an officer of the Company, the Advisor or any Affiliate of the Company;

(c)          a Director of the Company;

(d)          a director of the Advisor or any Affiliate of the Company; or

(e)          someone whom the Board designates as eligible for an Award because the person:

(i)          performs bona fide consulting or advisory services for the Company, the Advisor or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and

(ii)         has a direct and significant effect on the financial development of the Company or any Affiliate of the Company,

shall be eligible to receive Awards hereunder. Notwithstanding the foregoing, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Stock Option.

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SECTION 3.          SHARES SUBJECT TO THIS PLAN

3.1           Total Number of Shares. The total number of Shares that may be issued or subject to Awards under this Plan shall not exceed 10.0% of the Company’s outstanding Shares on a fully diluted basis at any time minus any Shares then issued or subject to outstanding awards under the Advisor Plan (the “Share Limitation”). The Share Limitation shall be subject to adjustment in accordance with the provisions for adjustment in Section 5. If any Awards granted awarded under this Plan are forfeited for any reason, the number of forfeited Shares (including Shares associated with forfeited LTIP Units) shall again be available for purposes of granting Awards under this Plan. Shares issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

3.2           Share Counting. Without limiting the generality of the foregoing, for purposes of applying the Share Limitation, the following rules shall apply with respect to Awards under this Plan:

(a)           Any Award of an LTIP Unit shall count against the Share Limitation (and accordingly, shall reduce the remaining Shares available for grant) on a one-for-one basis (or such other Conversion Factor as determined in accordance with the Partnership Agreement at the time of grant). To the extent that LTIP Units are, following earning, vesting or satisfaction of any other conditions contained in the Award granting the LTIP Units, ultimately converted into, or exchanged or redeemed for, Shares pursuant to the terms of the Partnership Agreement, only the initial number of LTIP Units granted (subject to adjustment under Section 5) shall count against the Share Limitation, and any subsequent conversions, exchanges or redemptions shall not count against the Share Limitation or otherwise reduce the Shares available for issuance under the Plan.

(b)           Any Award under the Plan to the extent settled in cash shall not count against the Share Limitation (and accordingly, shall not reduce the remaining Shares available for grant);

(c)           If any Option or Share-settled Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient, then the Shares underlying such Awards which expire or are terminated or forfeited by the recipient shall again be available for Awards to be granted under the Plan;

(d)           if any Option is exercised by delivering previously owned Shares in payment of the exercise price therefor, only the net number of Shares, that is, the number of Shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan; and

(e)           any Shares either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance under the Plan.

None of the foregoing provisions of this Section 3, nor the adjustment provisions of Section 5, shall apply in determining the maximum number of Shares issued pursuant to or subject to outstanding Incentive Stock Options unless consistent with the provisions of Section 422 of the Code, however.

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SECTION 4.          ADMINISTRATION

4.1           Administration. This Plan shall be administered by the Committee.

4.2           Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a)          to adopt, amend and rescind administrative and interpretive rules and regulations relating to this Plan;

(b)          to determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted;

(c)          to determine the number of Shares that shall be the subject of each Award;

(d)          to determine the terms and provisions of each Award (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i)          the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;

(ii)         the effect of Termination on an Award;

(iii)        the exercise price of a Stock Right;

(iv)        the effect of approved leaves of absence;

(v)         to construe the respective Award Agreements and this Plan;

(vi)        to make determinations of the Fair Market Value of Shares;

(vii)       to waive any provision, condition or limitation set forth in an Award Agreement;

(viii)      to delegate its duties under this Plan to such agents as it may appoint from time to time; and

(ix)         to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering this Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement this Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.2 shall be final and conclusive.

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4.3         Term of Plan. No Awards shall be granted under this Plan after ten (10) years from the Effective Date of this Plan; provided that Awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 5.         CERTAIN TERMS AND CONDITIONS OF AWARDS

5.1         All Awards. All Awards shall be evidenced by a written Award Agreement and subject to the following terms and conditions:

(a)          Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”).

(b)         Vesting. Each Award shall vest, and any restrictions thereunder shall lapse, as the case may be, at such times and in such amounts as may be specified by the Committee in the applicable Award Agreement.

(c)          Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee or the Board or by will or the laws of descent and distribution.

(d)          Termination from the Company, the Advisor or any Affiliate of the Company. The Committee shall establish, in respect of each Award when granted, the effect of a Termination on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the employee).

(e)          Minimum Purchase Price. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Shares are issued under this Plan, such Shares shall not be issued for a consideration which is less than as permitted under Applicable Law, and in no event, shall such consideration be less than the par value per Share multiplied by the number of Shares to be issued.

(f)          Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee.

5.2         Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company and the Partnership as of the Effective Date. If subsequent to the Effective Date the outstanding Shares or Partnership Units (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to Shares or Partnership Units, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such Shares or Partnership Units, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of Shares provided in Section 3, (ii) the numbers and kinds of Shares, units or other securities subject to the then outstanding Awards, and (iii) the exercise price for each Share or other unit of any other securities subject to then outstanding Stock Rights (without change in the aggregate exercise price as to which such Stock Rights remain exercisable).

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5.3          Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Shares, a corporate separation or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The Committee shall make adjustments in the terms and conditions of and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the Partnership or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are equitable and appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

5.4          Related Matters. Any adjustment in Awards made pursuant to Section 5 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Stock Right exercise prices, rates of vesting or exercisability, and business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 5. The Committee, in its discretion, may determine that no fraction of a Share or Partnership Unit shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of Shares covered by an Award would cause such number to include a fraction of a Share or Partnership Unit, such number of Shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of a Stock Right exercise price per share pursuant to Sections 5 shall result in an exercise price which is less than the par value of the Share.

5.5          Change of Control. Upon the occurrence of a Change of Control, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards; provided, however, that none of the following shall apply, (A) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (B) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)          provide that any and all Options and Stock Appreciation Rights not already exercisable in full shall accelerate with respect to all or a portion of the Shares for which such Options or Stock Appreciation Rights are not then exercisable; and

(b)          provide for immediate vesting of all or a portion of Restricted Stock, Restricted Stock Units and other Awards which are not fully vested immediately prior to the Change of Control;

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(c)          take one or more of the following actions as to all or any (or any portion of) outstanding Stock Rights:

(i)          provide that such Stock Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(ii)         upon written notice to the holders, provide that the holders’ unexercised Stock Rights will terminate immediately prior to the consummation of such Change of Control unless, in the case of Stock Rights then exercisable, such Stock Rights are exercised within a specified period following the date of such notice.

(iii)        provide that outstanding Stock Rights shall become exercisable in whole or in part prior to or upon the Change of Control.

(iv)        provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of Shares subject to the Stock Right (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such Shares subject to the Stock Right, in exchange for the termination of such Stock Right; provided, that if the acquisition price does not exceed the exercise price of any such Stock Right, the Committee may cancel that Stock Right without the payment of any consideration therefor prior to or upon the Change of Control. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a Share surrendered in a Change of Control.

(v)         provide that, in connection with a liquidation or dissolution of the Company, Stock Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(vi)        any combination of the foregoing.

In taking any of the actions permitted under Section 5.6(c), the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of Section 5.6(c), including but not limited to the market value of other consideration received by holders of Shares or Partnership Units in a Change of Control and whether substantially equivalent rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Change of Control, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

SECTION 6.         RESTRICTED SHARES

6.1           Grant. The Committee may grant one or more Awards of Restricted Shares to any Participant. Each Award of Restricted Shares shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce restrictions applicable thereto.

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6.2           Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the Shares have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

6.3           Dividends. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

6.4           Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Termination occurs, the Participant shall automatically forfeit all Restricted Shares still subject to restriction.

SECTION 7.         RESTRICTED STOCK UNITS

7.1           Grant. The Committee may grant one or more Awards of RSUs to any Participant. Each Award of RSUs shall specify the number of RSUs granted to the Participant, the Grant Date and the restrictions imposed on the RSUs including the conditions of vesting or lapse of such restrictions. The value of each RSU is equal to the Fair Market Value of the Shares on the applicable date or time period of determination, as specified by the Committee.

7.2           Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding RSUs, RSUs may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

7.3           Payment of Restricted Stock Units. RSUs shall become payable to a Participant at the time or times determined by the Committee in its sole discretion and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a RSU may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in Shares or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a RSU shall be made based upon the Fair Market Value of the Shares, determined on such date or over such time period as determined by the Committee in its sole discretion.

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7.4           Dividend Equivalent Rights. RSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Committee in its sole discretion, and, unless otherwise determined by the Committee, will be paid at the time the underlying RSU is payable. Unless otherwise determined by the Committee, dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying RSU.

7.5           Forfeiture of Restricted Shares. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Termination occurs, the Participant shall automatically forfeit all RSUs still subject to restriction.

7.6           No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a RSU until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

SECTION 8.         OPTIONS

8.1           Grant. Options may be granted to eligible Participants in such number, and at such times during the term of the Plan, as the Committee shall determine. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Participant. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.

8.2           Exercise Price. The price at which Shares may be acquired under each Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the Grant Date, or not less than 110% of the Fair Market Value of a Share on the Grant Date if the Participant is a Ten Percent Owner. The price at which Shares may be acquired under each Nonqualified Stock Option shall be equal to at least 100% of the Fair Market Value of a Share on the Grant Date. Without approval of the Company’s stockholders, no Option may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 5), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option.

8.3           Option Period. No Incentive Stock Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Participant is a Ten Percent Owner. The Option period under each Nonqualified Stock Option shall not exceed ten years from the Grant Date.

8.4           Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Stock Option, any such acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Participant consents to the acceleration.

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8.5           Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 20, specifying the number of Shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the Shares to be purchased or by one or more of the following methods, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company:

(a)          by delivery to the Company of Shares having a Fair Market Value equal to the exercise price of the Shares to be purchased,

(b)          by surrender of the Option as to all or part of the Shares for which the Option is then exercisable in exchange for Shares having an aggregate Fair Market Value equal to the difference between (i) the aggregate Fair Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(c)          by delivery of any other lawful means of consideration which the Committee may approve.

If the Shares are traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Shares subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of Shares then being purchased. Such Shares shall be fully paid and nonassessable.

8.6           Limit on Incentive Stock Option Characterization. An Option shall be considered to be an Incentive Stock Option only to the extent that the number of Shares for which the Option first becomes exercisable in a calendar year do not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Participant for any calendar year shall be $100,000 minus the aggregate Fair Market Value at the Grant Date of the number of Shares available for purchase for the first time in the same year under each other Incentive Stock Option previously granted to the Participant under the Plan, and under each other incentive stock option previously granted to the Participant under any other incentive stock option plan of the Company and its Affiliates. Any Shares which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonqualified Stock Option, otherwise identical in its terms to those of the Incentive Stock Option.

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8.7           Notification of Disposition. Each person exercising any Incentive Stock Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the Shares issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(l) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

8.8           Forfeiture of Options. Except to the extent otherwise provided in the applicable Award Agreement, when a Participant’s Termination occurs, the Participant shall automatically forfeit all unvested Options.

8.9           No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the Shares subject to an Option until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

SECTION 9.          STOCK APPRECIATION RIGHTS

9.1           Grant. Stock Appreciation Rights may be granted to eligible Participants in such number, and at such times during the term of the Plan, as the Committee shall determine. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonqualified Stock Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

9.2           Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive Shares or the cash equivalent thereof (as determined by the Committee in its sole discretion except as otherwise provided in an Award Agreement), with an aggregate Fair Market Value determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the price determined by the Committee on the Grant Date times (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. Without approval of the Company’s stockholders, no Stock Appreciation Right may be repriced, replaced, re-granted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 5), in each case if the effect would be to reduce the exercise price for the Shares underlying the Stock Appreciation Right.

9.3           Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonqualified Stock Option.

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9.4           No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the Shares subject to a Stock Appreciation Right until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

SECTION 10.        STOCK AWARDS

Shares may be granted to eligible Participants pursuant to Stock Awards (including awards of fully vested Shares or Shares granted in lieu of other compensation) in such number, and at such times during the term of the Plan, as the Committee shall determine. Any such Stock Award shall be evidenced by an Award Agreement between the Participant and the Company which shall specify the number of Shares subject to the Stock Award, any consideration therefor, any vesting or performance conditions or other restrictions (if any), and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

SECTION 11.        LTIP UNITS

An LTIP Unit is an Award of a Partnership Unit under the Plan pursuant to and in accordance with the Partnership Agreement, and which may be granted as freestanding awards or in tandem with other Awards under the Plan.  LTIP Units shall be subject to such conditions and restrictions as the Committee, in its sole and absolute discretion, may determine, including, but not limited to, continued employment or service by the Participant, computation of financial metrics and/or the achievement of pre-established performance goals and objectives.

SECTION 12.        OTHER EQUITY AWARDS

The Committee may grant Other Equity Awards, which are Awards (other than those described in Sections 6 through 11 of the Plan) that are based on, measured by or payable in Shares to Participant, on such terms and conditions as the Committee shall determine. Other Equity Awards may be granted subject to the achievement of performance goals or other conditions. Other Equity Awards may be denominated in cash, Shares or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock (including LTIP Units and other Partnership Units), or in any combination of the foregoing, and may be paid in cash, Shares or other securities, or in a combination of cash, Shares and other securities, all as determined by the Committee in the Award Agreement; provided, however, that the grant of LTIP Units must satisfy the requirements of the Partnership Agreement as in effect on the date of grant.

SECTION 13.       SECURITIES LAWS

Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.

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SECTION 14.       EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company, the Advisor or any Affiliate of the Company to terminate any Participant’s employment or status as a consultant or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director or consultant of, the Company, the Advisor or any Affiliate of the Company.

SECTION 15.       AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

The Board or the Committee may at any time amend, suspend or discontinue this Plan, provided that such amendment, suspension or discontinuance meets the requirements of Applicable Laws, including without limitation, any applicable requirements for stockholder approval. Notwithstanding the above, an amendment, suspension or discontinuation shall not be made if it would impair the rights of any Participant under any Award previously granted, without the Participant’s consent, except to conform this Plan and Awards granted to the requirements of Applicable Laws. Notwithstanding any provision of the Plan to the contrary, if the Board or the Committee determines that any Award may be subject to Section 409A of the Code, the Board or the Committee may adopt such amendment to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board or the Committee determines are necessary or appropriate, without the consent of the Participant, to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code. Without approval of the Company’s stockholders, no Option or Stock Appreciation Right may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 5), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option or Stock Appreciation Right.

SECTION 16.        LIABILITY AND INDEMNIFICATION OF THE BOARD AND THE COMMITTEE

No person constituting, or member of the group constituting, the Board or the Committee shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Board or the Committee against, and each person or member of the group constituting the Board or the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

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SECTION 17.        SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of this Plan, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

SECTION 18.        SECTION 409A OF THE CODE

Although the Company does not guarantee to a Participant the particular tax treatment of an Award granted under the Plan, Awards granted under the Plan are intended to be exempt from, or comply with, Section 409A of the Code. The Plan and any Awards granted under the Plan shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it shall be paid in a manner intended to comply with Section 409A of the Code. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)          A termination of service shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s service unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or an Award, if the Participant is deemed on the date of the Participant’s termination of service to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death (the “Delay Period”). All payments delayed pursuant to this Section 18(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

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(b)          Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

(c)          If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

SECTION 19.       WITHHOLDING

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of any applicable Award, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. The Board may permit any such statutory withholding obligation with regard to any Participant to be satisfied by, to the extent applicable, reducing the number of Shares otherwise deliverable or by delivering Shares already owned.

SECTION 20.       NOTICES AND OTHER COMMUNICATIONS

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (a) if to the recipient of an Award, at his or her residence address last filed with the Company and (b) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 21.       GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

SECTION 22.       EFFECTIVE DATE

This Plan was approved and adopted by the Board in the form set forth herein, effective at the listing of the Company’s Class A Common Stock on The Nasdaq on July 19, 2018 (the “Effective Date”).

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